EXHIBIT 11

                         GALACTICOMM TECHNOLOGIES, INC.
                         COMPUTATION OF PER SHARE LOSS
                          Year Ended December 31, 1996

PRIMARY

     Weighted average common shares outstanding, exclusive
       of issuances within twelve months prior to the IPO             1,621,838
     Common shares and equivalents issued within 12 months
       prior to the IPO assumed to be outstanding for the entire
       period                                                         1,607,263
                                                                      ---------
     Weighted average common shares outstanding at end of year        3,229,101
                                                                      =========
     Net loss                                                      $ (1,041,268)
                                                                      =========
     Net loss per share                                            $      (0.32)
                                                                           ====